Exhibit 99.1

PRESS RELEASE

For release:	March 8, 2021

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Group, LLC Reports Year Ended 2020 Results

Bala Cynwyd, Pennsylvania, (March 8, 2021) – Global Indemnity Group, LLC (NASDAQ:GBLI) (the “Company”) today reported a net loss available to shareholders of $21.2 million for the year ended December 31, 2020 compared to net income available to shareholders of $70.0 million for the corresponding period in 2019. Adjusted operating income was $12.4 million for the year ended December 31, 2020 compared to $41.4 million for the corresponding period in 2019.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Twelve Months Ended December 31,
	2020	2019
Gross Written Premiums	$606.6	$636.9
Net Earned Premiums	$567.7	$525.3

Net income (loss) available to shareholders	$(21.2)	$70.0
Net income (loss) available to shareholders per share	$(1.48)	$4.88

Adjusted operating income	$12.4	$41.4
Adjusted operating income per share	$0.86	$2.89
Combined ratio analysis:

Loss ratio	59.2%	52.5%
Expense ratio	38.0%	39.7%

Combined ratio	97.2%	92.2%

	As of December 31, 2020	As of December 31, 2019
Book value per share (1)	$49.62	$50.82
Shareholders’ equity (2)	$718.3	$726.8
Cash and invested assets (3)	$1,449.9	$1,607.0

(1)	Net of cumulative Company dividends to common shareholders totaling $3.00 per share and $2.00 per share as of December 31, 2020 and December 31, 2019, respectively.
(2)	December 31, 2020 shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(3)	Including receivable/(payable) for securities sold/(purchased).

Selected Financial Data for the Twelve Months Ended December 31, 2020:

•	Underwriting income - $17.9 million in 2020 compared to $43.3 million in 2019. The decrease is primarily due to an increase in the frequency and severity of catastrophes.

•

Investment Income - $28.4 million in 2020 compared to $42.1 million in 2019. In 2020, alternative investments performed poorly in the early part of the year and book yields on the fixed income portfolio have declined.

•	Realized gains/(loss) – ($14.7) million in 2020 related to derivatives and sales of equity securities in early 2020 partly offset by fixed income gains compared to $35.3 million in 2019.

•	Corporate expenses - $42.0 million in 2020 compared to $18.9 million in 2019 mainly due to expenses incurred related to the redomestication of the Company completed on August 28, 2020.

•	Loss on extinguishment of debt – $3.1 million of prepaid debt issuance costs were written off when $100 million of subordinated debt was retired on August 15, 2020.

•	Tax benefit/(expense) - $8.1 million in 2020 compared to ($11.7) million in 2019.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s four primary segments are:

•	Commercial Specialty

•	Specialty Property

•	Farm, Ranch & Stable

•	Reinsurance Operations

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Group, LLC’s Combined Ratio for the Twelve Months Ended December 31, 2020 and 2019

For the twelve months ended December 31, 2020, the Company recorded a combined ratio of 97.2% (Loss Ratio 59.2% and Expense Ratio 38.0%) as compared to 92.2% (Loss Ratio 52.5% and Expense Ratio 39.7%) for the twelve months ended December 31, 2019.

•	The Company’s accident year casualty loss ratio was 57.0% in 2020 and 2019.

•	The Company’s accident year property loss ratio increased by 10.6 points to 70.1% in 2020 from 59.5% in 2019 primarily as a result of an increase in frequency and severity of catastrophes.

Global Indemnity Group, LLC’s Gross Written and Net Earned Premiums Results by Segment for the Twelve Months Ended December 31, 2020 and 2019

	Twelve Months Ended December 31,
	Gross Written Premiums			Net Earned Premiums
	2020	2019	% Change	2020	2019	% Change
Commercial Specialty	$321,879	$297,332	8.3%	$285,694	$237,758	20.2%
Specialty Property	138,401	163,503	(15.4%)	131,474	140,232	(6.2%)
Farm, Ranch & Stable	85,646	87,745	(2.4%)	76,166	71,312	6.8%
Reinsurance Operations	60,677	88,281	(31.3%)	74,365	75,960	(2.1%)

Total	$606,603	$636,861	(4.8%)	$567,699	$525,262	8.1%

Commercial Specialty: Gross written premiums and net earned premiums increased 8.3% and 20.2%, respectively, for the twelve months ended December 31, 2020 as compared to the same period in 2019. The growth in gross written premiums and net earned premiums was primarily driven by organic growth in the Company’s excess and surplus lines business from existing agents as well as increased pricing, and several new programs.

Specialty Property: Gross written premiums and net earned premiums decreased by 15.4% and 6.2%, respectively, for the twelve months ended December 31, 2020 as compared to the same period in 2019. The decreases are primarily due to a continued reduction of catastrophe exposed business.

Farm, Ranch & Stable: Gross written premiums decreased 2.4% and net earned premiums increased 6.8% for the twelve months ended December 31, 2020 as compared to the same period in 2019. The decrease in gross written premiums was primarily due to an effort to reduce exposure in catastrophe prone areas to improve overall profitability. The increase in net earned premiums was primarily due to an increase in pricing and new agent appointments.

Reinsurance Operations: Gross written premiums and net earned premiums decreased 31.3% and 2.1% for the twelve months ended December 31, 2020, as compared to the same period in 2019. The decrease in gross written premiums and net earned premiums was primarily due to the non-renewal of its property catastrophe treaties partially offset by the growth of a casualty treaty entered into during 2019.

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Note: Tables Follow

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2020	2019
Gross written premiums	$606,603	$636,861

Net written premiums	$548,167	$562,089

Net earned premiums	$567,699	$525,262
Net investment income	28,392	42,052
Net realized investment gains (losses)	(14,662)	35,342
Other income	2,118	1,816

Total revenues	583,547	604,472
Net losses and loss adjustment expenses	336,201	275,402
Acquisition costs and other underwriting expenses	215,607	208,403
Corporate and other operating expenses	41,998	18,888
Interest expense	15,792	20,022
Loss on extinguishment of debt	3,060	—

Income (loss) before income taxes	(29,111)	81,757
Income tax expense (benefit)	(8,105)	11,742

Net income (loss)	(21,006)	70,015
Less: Preferred stock distributions	152	—

Net income (loss) available to common shareholders	$(21,158)	$70,015

Per share data:
Net income (loss) available to common shareholders
Basic	$(1.48)	$4.93
Diluted (1)	$(1.48)	$4.88
Weighted-average number of shares outstanding
Basic	14,291	14,192
Diluted (1)	14,291	14,335
Cash dividends/distributions declared per common share	$1.00	$1.00

Combined ratio analysis: (2)
Loss ratio	59.2%	52.5%
Expense ratio	38.0%	39.7%

Combined ratio	97.2%	92.2%

(1)	For the twelve months ended December 31, 2020, weighted-average number of shares outstanding – basic was used to calculate diluted earnings per share due to a net loss for the period.
(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2020	December 31, 2019
ASSETS
Fixed Maturities:
Available for sale, at fair value (amortized cost: 2020 - $1,149,009 and 2019 - $1,231,568; net of allowance of: 2020 - $0)	$1,191,186	$1,253,159
Equity securities, at fair value	98,990	263,104
Other invested assets	97,018	47,279

Total investments	1,387,194	1,563,542

Cash and cash equivalents	67,359	44,271
Premiums receivable, net of allowance for credit losses of $2,900 at December 31, 2020	109,431	118,035
Reinsurance receivables, net of allowance for credit losses of $8,992 at December 31, 2020	88,708	83,938
Funds held by ceding insurers	45,480	48,580
Federal income taxes receivable	—	10,989
Deferred federal income taxes	34,265	31,077
Deferred acquisition costs	65,195	70,677
Intangible assets	20,962	21,491
Goodwill	6,521	6,521
Prepaid reinsurance premiums	12,881	16,716
Other assets	66,912	60,048

Total assets	$1,904,908	$2,075,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$662,811	$630,181
Unearned premiums	291,495	314,861
Ceded balances payable	8,943	20,404
Payable for securities purchased	4,667	850
Contingent commissions	10,832	11,928
Debt	126,288	296,640
Other liabilities	81,548	74,212

Total liabilities	1,186,584	1,349,076

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 0 shares, respectively, liquidation preference: $1,000 per share and $0, respectively	4,000	—
Common shares, par value: no par at December 31, 2020 and $0.0001 at December 31, 2019, 900,000,000 common shares authorized; class A common shares issued: 10,263,722 and 10,282,277 respectively; class A common shares outstanding: 10,263,722 and 10,167,056, respectively; class B common shares issued and outstanding: 4,133,366 and 4,133,366, respectively	—	2
Additional paid-in capital (1)	445,051	442,403
Accumulated other comprehensive income, net of taxes	34,308	17,609
Retained earnings (1)	234,965	270,768
Class A common shares in treasury, at cost: 0 and 115,221 shares, respectively	—	(3,973)

Total shareholders’ equity	718,324	726,809

Total liabilities and shareholders’ equity	$1,904,908	$2,075,885

(1)

Since the Company’s initial public offering in 2003, the Company repurchased 20.2 million shares for a total of $488 million. These share repurchases are reflected by a $488 million reduction of the Company’s additional paid-in capital and retained earnings as of December 31, 2020 and December 31, 2019. Retained earnings are also net of $43 million and $29 million of cumulative historic Company dividends/distributions to shareholders as of December 31, 2020 and December 31, 2019, respectively.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	December 31, 2020	December 31, 2019
Fixed maturities	$1,191.2	$1,253.2
Cash and cash equivalents	67.4	44.3

Total bonds and cash and cash equivalents	1,258.6	1,297.5
Equities and other invested assets	196.0	310.4

Total cash and invested assets, gross	1,454.6	1,607.9
Payable for securities purchased	(4.7)	(0.9)

Total cash and invested assets, net	$1,449.9	$1,607.0

	Total Investment Return (1) For the Twelve Months Ended December 31,
	2020	2019
Net investment income	$28.4	$42.1

Net realized investment gains (losses)	(14.7)	35.3
Net unrealized investment gains	21.8	44.6

Net realized and unrealized investment gains	7.1	79.9

Total net investment income and gains	$35.5	$122.0

Average total cash and invested assets	$1,528.4	$1,558.6

Total investment return %	2.3%	7.8%

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December,
	2020	2019
Adjusted operating income, net of tax	$12,418	$41,439
Adjustments:
Net realized investment gains (losses)	(12,395)	28,576
Expenses related to redomestication	(21,181)	—

Net income (loss) available to common shareholders	$(21,158)	$70,015

Weighted average shares outstanding – basic	14,291	14,192

Weighted average shares outstanding – diluted	14,458	14,335

Adjusted operating income per share – basic	$0.87	$2.92

Adjusted operating income per share – diluted	$0.86	$2.89

Note Regarding Adjusted Operating Income

Adjusted operating income, a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Adjusted operating income is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.